UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a‑12

Matson, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Investor Relations inquiries:	News Media inquiries:
Lee Fishman	Keoni Wagner
Matson, Inc.	Matson, Inc.
510.628.4227	510.628.4534
lfishman@matson.com	kwagner@matson.com

FOR IMMEDIATE RELEASE

MATSON TO HOST VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

HONOLULU, Hawaii (March 23, 2020) – Matson, Inc. (“Matson” or the “Company”) (NYSE:MATX), a leading U.S. carrier in the Pacific, announced today that due to the rapidly evolving COVID‑19 pandemic, and to support the health and safety of our shareholders and employees, the Company’s 2020 Annual Meeting of Shareholders will be a virtual meeting instead of an in‑person meeting as previously announced.   The Annual Meeting will be held on Thursday, April 23, 2020 at 8:30 a.m., Hawaii Standard Time as previously scheduled.   However, shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on February 24, 2020, the record date, are entitled to participate in the Annual Meeting.  To participate, shareholders must go to www.virtualshareholdermeeting.com/MATX2020 and enter the control number found on the proxy card, voting instruction form or notice of internet availability previously received.

About the Company

Founded in 1882, Matson (NYSE: MATX) is a leading provider of ocean transportation and logistics services.   Matson provides a vital lifeline of ocean freight transportation services to the domestic non-contiguous economies of Hawaii, Alaska, and Guam, and to other island economies in Micronesia.   Matson also operates a premium, expedited service from China to Long Beach, California and provides services to Okinawa, Japan and various islands in the South Pacific.   The Company’s fleet of owned and chartered vessels includes containerships, combination container and roll-on/roll-off ships and various types of barges.  Matson Logistics, established in 1987, extends the geographic reach of Matson’s ocean transportation network throughout the continental U.S.  Its integrated, asset-light logistics services include rail intermodal services, long-haul and regional highway brokerage, warehousing and distribution services, consolidation and freight forwarding services, supply chain management services, and other services.   Additional information about the Company is available at www.matson.com.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Matson, Inc. (the “Company”), dated March 10, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, April 23, 2020.   This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2020

To the Shareholders of Matson, Inc.:

Due to the rapidly evolving COVID‑19 pandemic, and to support the health and safety of our shareholders and employees, the 2020 Annual Meeting of Shareholders of Matson, Inc. (the “Company”) has been changed to a virtual meeting instead of an in‑person meeting.   The Annual Meeting will continue to be held on Thursday, April 23, 2020 at 8:30 a.m., Hawaii Standard Time as previously scheduled.   However, shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 24, 2020, the record date.   To participate in the virtual meeting, you must go to www.virtualshareholdermeeting.com/MAXT2020 and enter the control number found on the proxy card, voting instruction form or notice of internet availability you previously received.   During the meeting, shareholders may vote, ask questions and view the list of registered shareholders as of the record date by following the instructions available on the meeting website.   The proxy card, voting instruction form or notice of internet availability included with the proxy materials previously distributed will not be updated to reflect the change in location, but may continue to be used to vote your shares in connection with the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR IF YOU RECEIVE PRINTED PROXY MATERIALS, BY TELEPHONE OR BY MAILING THE PROXY CARD.

23
By Order of the Board of Directors,

RACHEL C. LEE Corporate Secretary
March 23, 2020

The Annual Meeting on April 23, 2020 at 8:30 a.m. Hawaii Standard Time will be available at www.virtualshareholdermeeting.com/MATX2020.  The Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.